EXHIBIT 5

                   [SHUMAKER, LOOP & KENDRICK, LLP LETTERHEAD]


                                 March 10, 2004


Claude Imbleau
Chairman of the Board and
Chief Executive Officer
Transbotics Corporation
3400 Latrobe Drive
Charlotte, NC 28211

                                    Re:     TRANSBOTICS CORPORATION
                                            Registration Statement on Form S-2
                                            SEC File No. 333-
                                            Our File No. 68331

Mr. Imbleau:

                  We have acted as counsel to Transbotics Corporation (the "Company") in connection with the preparation and filing of its Registration Statement on Form S-2 with the Securities and Exchange Commission pursuant to the requirements of the Securities Act of 1933, as amended, for the registration of 3,276,420 shares of the Company's common stock, $.01 par value per share (hereinafter referred to as the "Shares"), for resale by the selling stockholders identified in the Registration Statement.

                  In connection with the following opinion, we have examined and have relied upon such documents, records, certificates, statements, and instruments as we have deemed necessary and appropriate to render an opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies, the genuineness of all signatures, and the due authority of the parties (other than the Company) executing any such documents.

                  Based upon the foregoing, it is our opinion that the Shares will be, when issued and sold in the manner set forth in the Registration Statement, legally and validly issued and fully paid and nonassessable.

                  The undersigned hereby consents to the filing of this opinion as Exhibit 5 to the Registration Statement.

                       Very truly yours,

                       /s/ SHUMAKER, LOOP & KENDRICK, LLP

                       SHUMAKER, LOOP & KENDRICK, LLP